The Otto Law Group, PLLC
(206) 262-9545

October 13, 2009

Pink Sheets, LLC
304 Hudson Street,
2nd Floor
New York, NY
10013

Re:

Legal Opinion, Adequate Current Information, Continuing Disclosure Requirements, The Tirex Corporation, Year ended June 30, 2009.

The Tirex Corporation, a Delaware corporation, (the "Issuer"), has engaged The Otto Law Group, PLLC, as its corporate and securities counsel and particularly for purposes of this opinion.

This opinion may be posted on the Pink Sheets news service for viewing by the general public and Pink Sheets may rely on said opinion in determining whether the Issuer has made adequate current information publicly available within the meaning of Rule 144(c) (2) of the Securities Act of 1933 and complies as to form with the Pink Sheets Guidelines for Providing Adequate Current Information.

Counsel is licensed in the States of Washington and New Jersey and is a resident of the State of Washington. Counsel is permitted to practice before the Securities and Exchange Commission (the "Commission") and has not been prohibited from practice there under.

For purposes of this opinion counsel has reviewed the:

1.

Annual Report for the period ended June 30, 2008, filed with the Commission on October 14, 2008, following a Form NT 10-K filed September 26, 2008, as amended July 6, 2009;

2.

Quarterly Report for the period ended September 30, 2008, filed with the Commission November 12, 2009;

3.

Quarterly Report for the period ended December 31, 2008, filed with the Commission February 12, 2009;

4.

Quarterly Report for the period ended March 31, 2009, filed with the Commission May 20, 2009, following a Form NT 10-Q filed May 15, 2009, as amended July 29, 2009.

5.

Form 8-K reports filed with the Commission for the corresponding period on April 14, 2009, May 12, 2009, May 22, 2009, as amended, August 8, 2009, as amended, and September 21, 2009, as amended;

6.

Correspondence filed with the Commission; and

7.

Such other corporate records and other documents and filings as were necessary or appropriate and provided by management for purposes of rendering this letter.

The opinion and conclusions herein are based upon documentation and facts made available by the Issuer and is based on the accuracy of those documents and facts. Additionally counsel has reviewed all prior disclosures posted by the Issuer with Pink Sheets News Service other than those listed above. All such information is believed to be true and reliable. In the event that the facts and information in all such documents are determined not to be true, this opinion shall be null and void. Counsel has discussed with members of the Board of Directors and management of the Issuer the Information provided and has received representations from the Issuer, its management and directors as to the accuracy of the information provided for review. This opinion is further based upon those representations.

Based upon our a review of the books and records of the Issuer and discussions with management, counsel is of the opinion that (i) the information provided by the Issuer and posted on the Pink Sheets web site and filed with the Commission constitutes "adequate public information" concerning the Securities of the Issuer and is "available" within the meaning of Rule 144(c) (2) of the Securities Act of 1933; and (ii) this letter includes all the information that a broker] dealer would be required to obtain from the Issuer to publish a quotation for the Securities under Rule 15c2] 11 under the Securities Exchange Act of 1934 (the "Exchange Act") (iii) complies as to form with the Pink Sheets Guidelines for Providing Adequate Current Information and (iv) is available on the Commission’s wed site and through the Pinks Sheets News Service web site.

Michael Ash is the Chief Financial Officer of the Issuer and prepares the financial statements. Mr. Ash earned an M.B.A. at Harvard Business School and has significant public accounting experience. The Annual Report for the period reviewed was independently audited and the Quarterly Reports were independently reviewed by Moore & Associates Chartered, located at 6490 West Desert Inn Rd. Las Vegas, NV 89146. Moore & Associates was recently replaced by M&K CPAS, PLLC 13831 Northwest Freeway, Suite 575 Houston, Texas 77040, to serve as the independent auditor of the Issuer.

The transfer agent for the Issuer is Continental Stock Transfer, 17 Battery Place, New York, NY 10004. Continental Stock Transfer is registered with the Commission, and uses the SunGard’s CSSII system for it shareholder and activity records. A shareholders list provided by the transfer agent as of October 8, 2009 details the outstanding shares to be 1,474,283,645 as of that date.

To the best of best Counsel's knowledge, neither the Issuer nor any 5% holder of stock of the company is currently under investigation by any federal or state regulatory authority for any violation of federal or state securities laws.

This opinion may be posted on the Pink Sheets news service for viewing by the general public and Pink Sheets may rely on said opinion in determining whether the Issuer has made adequate current information publicly available within the meaning of Rule 144(c) (2) of the Securities Act of 1933. This opinion letter is not to be relied on by any other party or for any other purposes.

Very truly yours,

THE OTTO LAW GROUP, PLLC